For Immediate Release
Sun Bancorp Announces Results of 2014 Annual Meeting of Shareholders

MOUNT LAUREL, N.J., July 18, 2014 -- Sun Bancorp, Inc. (NASDAQ: SNBC) (the “Company”) reported that its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) was held Thursday July 17, 2014.  The following individuals were elected as directors of the Company at the Annual Meeting:  Wilbur L. Ross, Jr., Sidney R. Brown, Peter Galetto, Jr., Jeffrey S. Brown, Eli Kramer, Thomas M. O’Brien, Anthony R. Coscia, William J. Marino, Philip A. Norcross, Keith Stock and Frank Clay Creasey, Jr.   In addition, shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Shareholders also approved the Sun Bancorp, Inc. 2014 Performance Equity Plan and the non-binding advisory proposal regarding the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement related to the Annual Meeting.

About Sun Bancorp
Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full-service commercial bank serving customers throughout New Jersey. Sun National Bank is an Equal Housing Lender, and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (“FDIC”). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Contact:
Mike Dinneen
SVP, Director of Marketing
856-552-5013
mdinneen@sunnb.com
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